SCHEDULE A

NUVEEN CLOSED-END FUNDS

Dated as of: November 24, 2009

Nuveen Municipal Value Fund, Inc. +
Nuveen California Municipal Value Fund, Inc. +
Nuveen New York Municipal Value Fund, Inc. +
Nuveen Municipal Income Fund, Inc. +
Nuveen Select Maturities Municipal Fund *
Nuveen Premium Income Municipal Fund, Inc. +
Nuveen Performance Plus Municipal Fund, Inc. +
Nuveen California Performance Plus Municipal Fund, Inc. +
Nuveen New York Performance Plus Municipal Fund, Inc. +
Nuveen Municipal Advantage Fund, Inc. +
Nuveen Municipal Market Opportunity Fund, Inc. +
Nuveen California Municipal Market Opportunity Fund, Inc. +
Nuveen Investment Quality Municipal Fund, Inc. +
Nuveen California Investment Quality Municipal Fund, Inc. +
Nuveen New York Investment Quality Municipal Fund, Inc. +
Nuveen Insured Quality Municipal Fund, Inc. +
Nuveen New Jersey Investment Quality Municipal Fund, Inc. +
Nuveen Pennsylvania Investment Quality Municipal Fund *
Nuveen Select Quality Municipal Fund, Inc. +
Nuveen California Select Quality Municipal Fund, Inc. +
Nuveen New York Select Quality Municipal Fund, Inc. +
Nuveen Quality Income Municipal Fund, Inc. +
Nuveen Insured Municipal Opportunity Fund, Inc. +
Nuveen Michigan Quality Income Municipal Fund, Inc. +
Nuveen Ohio Quality Income Municipal Fund, Inc. +
Nuveen Texas Quality Income Municipal Fund *
Nuveen California Quality Income Municipal Fund, Inc. +
Nuveen New York Quality Income Municipal Fund, Inc. +
Nuveen Premier Municipal Income Fund, Inc. +
Nuveen Premier Insured Municipal Income Fund, Inc. +
Nuveen Premium Income Municipal Fund 2, Inc. +
Nuveen Arizona Premium Income Municipal Fund, Inc. +
Nuveen Insured California Premium Income Municipal Fund, Inc. +
Nuveen Michigan Premium Income Municipal Fund, Inc. +
Nuveen New Jersey Premium Income Municipal Fund, Inc. +
Nuveen Insured New York Premium Income Municipal Fund, Inc. +
Nuveen Premium Income Municipal Fund 4, Inc. +
Nuveen Insured California Premium Income Municipal Fund 2, Inc. +
Nuveen Maryland Premium Income Municipal Fund *
Nuveen Massachusetts Premium Income Municipal Fund *
Nuveen Pennsylvania Premium Income Municipal Fund 2 *
Nuveen Virginia Premium Income Municipal Fund *
Nuveen Connecticut Premium Income Municipal Fund *
Nuveen Georgia Premium Income Municipal Fund *
Nuveen Missouri Premium Income Municipal Fund *
Nuveen North Carolina Premium Income Municipal Fund *
Nuveen California Premium Income Municipal Fund *

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: November 24, 2009

Nuveen Insured Premium Income Municipal Fund 2 *
Nuveen California Dividend Advantage Municipal Fund *
Nuveen New York Dividend Advantage Municipal Fund*
Nuveen Dividend Advantage Municipal Fund *
Nuveen Arizona Dividend Advantage Municipal Fund *
Nuveen Connecticut Dividend Advantage Municipal Fund *
Nuveen Maryland Dividend Advantage Municipal Fund *
Nuveen Massachusetts Dividend Advantage Municipal Fund *
Nuveen North Carolina Dividend Advantage Municipal Fund *
Nuveen Virginia Dividend Advantage Municipal Fund *
Nuveen Dividend Advantage Municipal Fund 2 *
Nuveen California Dividend Advantage Municipal Fund 2 *
Nuveen New Jersey Dividend Advantage Municipal Fund *
Nuveen New York Dividend Advantage Municipal Fund 2 *
Nuveen Ohio Dividend Advantage Municipal Fund *
Nuveen Pennsylvania Dividend Advantage Municipal Fund *
Nuveen Dividend Advantage Municipal Fund 3 *
Nuveen California Dividend Advantage Municipal Fund 3 *
Nuveen Georgia Dividend Advantage Municipal Fund *
Nuveen Maryland Dividend Advantage Municipal Fund 2 *
Nuveen Michigan Dividend Advantage Municipal Fund *
Nuveen Ohio Dividend Advantage Municipal Fund 2 *
Nuveen North Carolina Dividend Advantage Municipal Fund 2 *
Nuveen Virginia Dividend Advantage Municipal Fund 2 *
Nuveen Insured Dividend Advantage Municipal Fund *
Nuveen Insured California Dividend Advantage Municipal Fund *
Nuveen Insured New York Dividend Advantage Municipal Fund *
Nuveen Arizona Dividend Advantage Municipal Fund 2 *
Nuveen Connecticut Dividend Advantage Municipal Fund 2 *
Nuveen New Jersey Dividend Advantage Municipal Fund 2 *
Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 *
Nuveen Ohio Dividend Advantage Municipal Fund 3 *
Nuveen Select Tax-Free Income Portfolio *
Nuveen Select Tax-Free Income Portfolio 2 *
Nuveen California Select Tax-Free Income Portfolio *
Nuveen New York Select Tax-Free Income Portfolio *
Nuveen Select Tax-Free Income Portfolio 3 *
Nuveen Senior Income Fund *
Nuveen Real Estate Income Fund *
Nuveen Quality Preferred Income Fund *
Nuveen Arizona Dividend Advantage Municipal Fund 3 *
Nuveen Connecticut Dividend Advantage Municipal Fund 3 *
Nuveen Georgia Dividend Advantage Municipal Fund 2 *
Nuveen Maryland Dividend Advantage Municipal Fund 3 *
Nuveen North Carolina Dividend Advantage Municipal Fund 3 *
Nuveen Quality Preferred Income Fund 2 *
Nuveen Floating Rate Fund *
Nuveen Insured Tax-Free Advantage Municipal Fund *
Nuveen Insured New York Tax-Free Advantage Municipal Fund *

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: November 24, 2009

Nuveen Insured California Tax-Free Advantage Municipal Fund*
Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund*
Nuveen Quality Preferred Income Fund 3*
Nuveen Preferred and Convertible Income Fund*
Nuveen Preferred and Convertible Income Fund 2*
Nuveen Diversified Dividend and Income Fund*
Nuveen Municipal High Income Opportunity Fund*
Nuveen Tax-Advantaged Total Return Strategy Fund*
Nuveen Floating Rate Income Fund*
Nuveen Floating Rate Income Opportunity Fund*
Nuveen Equity Premium Income Fund*
Nuveen Equity Premium Opportunity Fund*
Nuveen Tax-advantaged Floating Rate Fund*
Nuveen Equity Premium Advantage Fund*
Nuveen Equity Premium and Growth Fund*
Nuveen Global Government Enhanced Income Fund*
Nuveen Global Value Opportunities Fund*
Nuveen Core Equity Alpha Fund*
Nuveen Multi-Currency Short-Term Government Income Fund*
Nuveen Tax-Advantaged Dividend Growth Fund*
Nuveen Municipal High Income Opportunity Fund 2*
Nuveen Municipal Value Fund 2*
Nuveen California Municipal Value Fund 2*
Nuveen New Jersey Municipal Value Fund*
Nuveen New York Municipal Value Fund 2*
Nuveen Pennsylvania Municipal Value Fund*
Nuveen Enhanced Municipal Value Fund*
Nuveen Mortgage Opportunity Term Fund*

+	Minnesota Corporation

*	Massachusetts Business Trust

FUND		STATE STREET BANK AND TRUST COMPANY

BY:	/s/ Tina M. Lazar	BY:	/s/ Joseph C. Antonellis
as an Authorized Officer on behalf of each of the Funds indicated above			Joseph C. Antonellis Vice Chairman